Exhibit 10.10.11

VENTAS, INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) is made and entered into as of the _____ day of __________ (the “Grant Date”), by and between VENTAS, INC., a Delaware corporation (the “Company”), and _______________, an employee of the Company (“Employee”), pursuant to the Ventas, Inc. 2012 Incentive Plan (the “Plan”).
AGREEMENT:
The parties agree as follows:
1. Grant of Restricted Stock Units; Performance Goals.
(a) As of the Grant Date, the Company hereby grants Employee a performance-based Restricted Stock Unit (“pRSU”) award, consisting of up to the maximum number of pRSUs specified below. Each earned pRSU is a notional amount that represents one (1) unvested share of Common Stock (a “Share”) and constitutes the right, subject to the terms and conditions of the Plan and this Agreement, to distribution of a Share following the vesting of such pRSU and satisfaction of the other requirements contained herein.
(b) The pRSUs shall be earned, if at all, based on the Company’s achievement of the following criteria (the “Performance Goals”) during the three-year period from January 1, 2017 through December 31, 2019 (the “Performance Period”) and following the Committee’s certification of the attainment of the Performance Goals:

Performance At:	Performance Goals
	Relative TSR vs. MSCI REIT Index (five twelfths (5/12) of total target award)	Relative TSR vs. NAREIT HC REIT Index (seven twenty-fourths (7/24) of total target award)	Net Debt to Adjusted Pro Forma EBITDA Ratio (seven twenty-fourths (7/24) of total target award)
Maximum
Target
Threshold

(c) The number of pRSUs actually earned by the Participant during the Performance Period shall be as follows:

Performance At:	pRSUs
	Relative TSR vs. MSCI REIT Index (five twelfths (5/12) of total target award)	Relative TSR vs. NAREIT HC REIT Index (seven twenty-fourths (7/24) of total target award)	Net Debt to Adjusted Pro Forma EBITDA Ratio (seven twenty-fourths (7/24) of total target award)	Total Potential pRSUs (assuming applicable performance level is satisfied for all three goals)
Maximum
Target
Threshold

(d) Performance below the threshold level during the Performance Period results in no pRSUs being earned with respect to the applicable Performance Goal. Performance above the maximum level results in no more than the maximum pRSUs being earned with respect to the applicable Performance Goal. Performance between the threshold and maximum levels shall be calculated using linear interpolation.
(e) For purposes of this Agreement:

(i)
“Adjusted Pro Forma EBITDA” means consolidated earnings, which includes amounts in discontinued operations, before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding (A) gains or losses on extinguishment of debt, (B) consolidated joint venture partners’ share of EBITDA, (C) deal costs, (D) net gains or losses on real estate activity, (E) gains or losses on re-measurement of equity interest upon acquisition, (F) changes in the fair value of financial instruments and (G) unrealized foreign currency gains or losses, and including (x) the Company’s share of EBITDA from unconsolidated entities and (y) other immaterial or identified items.

(ii)	“Beginning Stock Price” means the opening stock price of the Company’s Common Stock on the first day of the Performance Period.

(iii)	“Ending Stock Price” means the closing stock price of the Company’s Common Stock on the last day of the Performance Period, with all dividends deemed reinvested on the ex-dividend date.

(iv)
“Net Debt” means the senior notes payable and other debt as set forth on the Company’s balance sheet, adjusted to include (A) debt on held for sale assets and (B) the Company’s share of debt from unconsolidated entities, and adjusted to exclude (x) cash, (y) restricted cash pertaining to debt and (z) consolidated joint venture partners’ share of debt.

(v)
“Relative TSR vs. MSCI REIT Index” means the Company’s total stockholder return performance (i.e., (Ending Stock Price – Beginning Stock Price) divided by Beginning Stock Price), relative to the total stockholder return performance of the MSCI REIT Index.

(vi)
“Relative TSR vs. NAREIT HC Index” means the Company’s total stockholder return (i.e., (Ending Stock Price – Beginning Stock Price) divided by Beginning Stock Price), relative to the total stockholder return performance of the FTSE NAREIT Equity Health Care Index.

2. Termination of Employment; Change in Control. The pRSUs will vest, if at all, as described in Section 1, except as otherwise provided in Section 3. Notwithstanding the foregoing:
(a) In the event of the death or Disability of Employee, the pRSUs will vest (without proration) as of the employment termination date, and Employee shall be entitled to receive the corresponding number of Shares underlying such pRSUs, based upon actual performance through the applicable employment termination date (treating Employee’s employment termination date as the last day of the Performance Period), as certified by the Committee.
(b) In the event of a termination of Employee’s employment by the Company without Cause or by Employee with Good Reason (if and as such term is defined in Employee’s employment agreement or, if none, in Employee’s severance agreement or other similar written agreement with the Company), or due to the retirement by Employee on or after the attainment of a combined number of age and years of service of at least 75, with a minimum age of 62 (“Retirement”), the pRSUs will vest as of the employment termination date, and Employee shall be entitled to receive the corresponding number of Shares underlying such pRSUs, based upon (i) actual performance through the employment termination date, as certified by the Committee, multiplied by (ii) a fraction, the numerator of which is the number of days on which Employee was employed during the Performance Period, and the denominator of which is the number of days in the Performance Period.
(c) In the event of a Qualifying Termination, the pRSUs will vest as of the date of such Qualifying Termination (or, if later, the Change in Control), and Employee shall be entitled to receive the corresponding number of Shares underlying such pRSUs, based upon the greater of (i) actual performance measured upon the Change in Control (treating the effective date of the Change in Control as the last day of the Performance Period), as certified by the Committee, or (ii) the target level set forth in Section 1 above. For purposes of this Agreement, a “Qualifying Termination” occurs if, (x) within the six (6) months prior to the public announcement of a proposed transaction that culminates in a Change in Control (y) during the period following such public announcement and prior to the Change in Control or (z) within the twenty-four (24) months following a Change in Control, Employee’s employment is terminated by the Company without Cause or by Employee for Good Reason (if and as such term is defined in Employee’s employment agreement or, if none, in Employee’s written severance agreement or other similar written agreement with the Company); provided, that in the case of (x) or (y) the Qualifying Termination shall occur upon the date of the Change in Control.
(d) In the event of a Change in Control without a Qualifying Termination on or prior to December 31, 2019, performance with respect to the Performance Goals will be measured upon the Change in Control (treating the effective date of the Change in Control as the last day of the Performance Period). The pRSUs will remain outstanding thereafter and will vest at the end of the original Performance Period, subject to the terms and conditions of this Agreement (including, but not limited to, Section 3). Following the end of the Performance Period, Employee shall be entitled to receive the corresponding number of Shares underlying such pRSUs, based upon actual performance through the date of the Change in Control, as certified by the Committee.
3. Forfeiture of pRSUs. If Employee’s employment by the Company is terminated for any reason other than death, Disability, Qualifying Termination, or Retirement or termination by the Company without Cause or by Employee with Good Reason (if and as such term is defined in Employee’s employment agreement or, if none, in Employee’s severance agreement or other similar written agreement with the Company), the right to receive Shares underlying any pRSUs which have not vested in accordance with Section 2 of this Agreement shall be forfeited by Employee without additional consideration, and Employee shall have no further rights with respect thereto. All pRSUs that are unearned based on the Company’s achievement of the Performance Goals during the Performance Period shall be immediately forfeited upon the expiration of the Performance Period.
4. Restriction on Transfers. Employee shall not Transfer any of his or her rights and interests under the pRSUs described in this Agreement prior to the distribution of the underlying Shares pursuant to Section 6. For purposes of this Agreement, the term “Transfer” shall mean any sale, exchange, assignment, gift, encumbrance, lien, transfer by bankruptcy or judicial order, transfer by operation of law and all other types of transfers and dispositions, whether direct or indirect, voluntary or involuntary.

5. Rights as Stockholder; Dividend Equivalents.
(a) Unless and until a pRSU has vested and the underlying Share has been distributed to Employee, Employee shall not be entitled to vote in respect of that pRSU or Share.
(b) Notwithstanding the foregoing, if the Company declares a cash or stock dividend on the Shares of Common Stock while the pRSUs remain outstanding, then, on the payment date of the dividend, a separate account maintained for Employee for bookkeeping purposes only on the books and records of the Company (the “Account”) shall be credited with dividend equivalents in an amount equal to the dividends that would have been paid to Employee if one Share of Common Stock had been issued on the Grant Date for each pRSU granted to Employee as set forth in this Agreement. Interest may be credited on the dividend equivalents withheld at a rate and subject to such terms as determined by the Committee.
(c) Dividend equivalents shall be subject to the same vesting and forfeiture restrictions (including, but not limited to, the Performance Goals) as the pRSUs to which they are attributable and shall be paid on the same date that the pRSUs to which they are attributable are settled in accordance with Section 6 hereof (or forfeited at the same time that the pRSUs are forfeited). For purposes of clarity, if the maximum Performance Goal is achieved (or deemed to be achieved pursuant to the terms of this Agreement), the dividend Account will be paid at an amount based on the ultimate payout of pRSUs earned at the maximum performance level, and if only the threshold Performance Goal is achieved, the dividend Account will be paid at an amount based on the ultimate payout of pRSUs earned at the threshold performance level. The dividend Account for levels of performance between the foregoing levels of performance will be paid at interpolated amounts as described in Section 1(c). If no pRSUs are earned, no amount in the Account will be paid.
(d) Dividend equivalents credited to Employee’s Account shall be distributed in cash or, at the discretion of the Committee, in Shares of Common Stock having a Fair Market Value equal to the amount of dividend equivalents and interest, if any.
(e) Except as provided in this Section 5, Employee will have no rights as a stockholder with respect to any Shares subject to the pRSUs prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.
6. Timing and Form of Payment. Except as provided in Section 3, after the Committee has certified attainment of the Performance Goals following the end of the Performance Period, Employee will be entitled to receive a number of Shares equal to the total number of pRSUs, if any, that are earned and vested as determined in Sections 1 or 2. Delivery of the Shares will be made as soon as administratively practicable after the Committee has certified attainment of the Performance Goals or, as applicable, upon such earlier termination of employment as set forth in Section 2, and in any event, no later than March 15 of the calendar year next following the end of the Performance Period (provided, that if the distribution of Shares is made in connection with the termination of Employee’s employment due to his or her Retirement, such Shares shall be delivered no later than sixty (60) days following the date of such Retirement). Shares will be credited to an account established for the benefit of Employee with the Company’s administrative agent. Employee will have full legal and beneficial ownership with respect to the Shares at that time. Notwithstanding the foregoing, Employee may elect to defer delivery of the Shares underlying the pRSUs as permitted by the Committee, in accordance with Section 409A of the Code.
7. Compliance with Law. The issuance and transfer of Shares of Common Stock shall be subject to compliance by the Company and Employee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
8. Agreement Does Not Grant Employment Rights. The granting of pRSUs shall not be construed as granting to Employee any right to employment by the Company. The right of the Company to terminate Employee’s employment at any time, for any reason, with or without cause, is specifically reserved.

9. Tax Withholding. Employee hereby acknowledges that the Company will be obligated to withhold taxes for amounts hereunder whenever includable in Employee’s income and hereby agrees to make whatever arrangements are necessary to enable the Company to withhold as required by law, including without limitation the right to deduct from payments of any kind otherwise due to Employee. Employee shall have the right to elect to satisfy, in whole or in part, Employee’s tax withholding obligations by having the Company withhold Shares that would otherwise be distributable to Employee hereunder.
10. Miscellaneous.
(a) Incorporation of Plan. Except as specifically provided herein, this Agreement is and shall be in all respects subject to the terms and conditions of the Plan, a copy of which Employee acknowledges receiving and the terms of which are incorporated by reference.
(b) Recoupment of Awards. All Shares, including Shares that have vested in accordance with Sections 1 or 2 of this Agreement, shall be subject to the terms and conditions, if applicable, of any recoupment policy adopted by the Company pursuant to the requirements of Dodd-Frank Wall Street Reform and Consumer Protection Act or other law or the listing requirements of any national securities exchange on which the common stock of the Company is listed.
(c) Captions. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context or substance of any section or paragraph of this Agreement.
(d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.
(e) Defined Terms. All capitalized terms not defined herein shall have the meanings set forth in the Plan, unless a different meaning is plainly required by the context.
(f) Code Section 409A. This Agreement is intended to be exempt from or, in the alternative, to comply with Code Section 409A and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Code Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Code Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Code Section 409A. Notwithstanding any other provision in this Agreement to the contrary, if Employee is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of employment, no amount that is subject to Code Section 409A and that becomes payable by reason of such termination of employment shall be paid to Employee before the earlier of (i) the expiration of the six-month period measured from the date of Employee's termination of employment, and (ii) the date of Employee’s death.

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first above written.
VENTAS, INC.
By:
Title:

[NAME]